UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2019

IMAGE CHAIN GROUP LIMITED, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55326	46-4333787
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Room 501, 5F, Bonham Centre,

No. 79-85, Bonham Strand, Sheung Wan,

Hong Kong, S.A.R.,

People’s Republic of China

(Address of principal executive offices and zip code)

(852) 3188-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2019, the Company’s Board of Directors appointed Mr. Chean Chee Foong (“Mr. Chean”), aged 38, to act as Chief Operating Officer of the Company.

The biographies for the new officer of the Company is set forth below:

Mr. Chean studied Computing and Information Technology with specialism in Business Information Systems at Asia Pacific University of Technology and Innovation (APU) in association with Staffordshire University in year 2000. With Advanced Diploma, he began his career and since then he gains his knowledge and position by experiences.

Mr. Chean has been the Chief Executive Officer of Mahiez Alliance Group (M) Bhd since 2012, co-founding the “Global Halal Initiative” that focus on SME products export to China and beyond. He leds the company operations and strategize the company direction from bottom-line factors including long-range planning, company product and services management and business development. He is responsible to oversee and maintain standard operating procedures including business relations, performances and communication. Mr. Chean provides cross-functional management with board of directors, stakeholders and subsidiary companies including strategic partners, associates and counterparts in China. He identifies all the business opportunities and strategically execute the planning with his team.

As an all-rounder with 18 years of working experience and managerial skills in multi-industries, the Company believes Mr. Chean is capable to identify business opportunities, designing business model and initiate the strategic planning in the industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE CHAIN GROUP LIMITED, INC.

/s/ Chiea Kah Szen
Chiea Kah Szen
Chief Executive Officer

Date: May 1, 2019